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                                  Exhibit 32.1

                  Certification of Principal Executive Officer
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, James A. Finkelstein, President and Chief Executive Officer (principal executive officer) of News Communications, Inc. (the "Registrant"), certifies that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-QSB for the period ended June 30, 2003 of the Registrant (the "Report"):

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


/s/ James A. Finkelstein
--------------------------
Name: James A. Finkelstein
Date: August 20, 2003

A signed original of this written statement required by Section 906 has been provided to News Communications, Inc. and will be retained by News Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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